SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AllianzGI Convertible & Income Fund

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	54-6527805
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1633 Broadway New York, NY	10019
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.625% Series A Cumulative Preferred Shares (Liquidation Preference $25.00 per share)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-225293

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

The sections captioned “Summary of Terms of the Series A Preferred Shares” and “Characteristics of the Series A Preferred Shares” in the Registrant’s Prospectus Supplement that was filed pursuant to Rule 497 under the Securities Act of 1933 (File No. 333-225293) on September 14, 2018, is incorporated herein by reference.

Item 2.	Exhibits

(1)	(i) Amended and Restated Agreement and Declaration of Trust dated March 12, 2003. (1)

(ii) Amendment to the Amended and Restated Agreement and Declaration of Trust dated June 23, 2010. (2)

(iii) Second Amendment to the Amended and Restated Agreement and Declaration of Trust dated October 17, 2012. (3)

(2)	Fifth Amended and Restated By-Laws of Registrant. (4)

(3)	Statement of Preferences for Cumulative Preferred Shares. (4)

(1)	Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on March 24, 2003 (333-102624).
(2)	Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on November 30, 2012 (333-184077).
(3)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on May 17, 2013 (333-184077).
(4)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on September 14, 2018 (333-225293).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALLIANZGI CONVERTIBLE & INCOME FUND

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President and Chief Executive Officer

Date: September 14, 2018